EXHIBIT 32





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     In connection with the Quarterly Report of Tian'an Pharmaceutical Co., Ltd.
(the "Company") on Form 10-QSB for the period ended March 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), Weng Jianjun, the Principal Executive Officer and Zhu Jie, the Principal Financial and Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                 TIAN'AN PHARMACEUTICAL CO., LTD.



May 14, 2007                     /s/ Weng Jianjun
                                 ------------------------------------------
                                 Weng Jianjun, Principal Executive Officer


May 14, 2007                     /s/ Zhu Jie
                                 ------------------------------------------
                                 Zhu Jie, Principal Financial and Accounting
                                 Officer